FOURTH AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


          THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), effective as of the 12th day of March, 2003 is made by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as Firstar Bank, N. A., successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association ("U.S. Bank"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank ("Wachovia"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle"), and OLD NATIONAL BANK, a national bank ("Old National," and collectively with U.S. Bank, Wachovia and LaSalle referred to herein as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as Firstar Bank, N. A., a national banking association, successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association, in its capacity as agent for the Banks (in such capacity, the "Agent"), and SHOE CARNIVAL, INC. ("Borrower").

                                   WITNESSETH:
                                   ----------

          WHEREAS, the Banks, Agent and Borrower are parties to a certain Amended and Restated Credit Agreement dated as of April 16, 1999, as amended by a certain Amendment to Amended and Restated Credit Agreement dated as of March 24, 2000 made by and among Borrower, Agent and the Banks, by a certain Second Amendment to Amended and Restated Credit Agreement dated as of November 8, 2000 made by and among Borrower, Agent and the Banks and by a certain Third Amendment to Amended and Restated Credit Agreement dated as of March 18, 2002 made by and among Borrower, Agent and the Banks (as amended, the "Agreement"), pursuant to which the Banks have agreed to loan Borrower such sums, not to exceed $70,000,000.00 outstanding at any one time, as Borrower may request from time to time, which obligations of Borrower are presently evidenced by the Agreement and by a certain Promissory Note dated March 18, 2002 made by Borrower payable to the order of U.S. Bank in the original principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00), by a certain Promissory Note dated March 18, 2002 made by Borrower payable to the order of Old National in the original principal amount of Twelve Million Dollars ($12,000,000.00), by a certain Promissory Note dated March 18, 2002 made by Borrower payable to the order of First Union National Bank in the original principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00) and by a certain Promissory Note dated March 18, 2002 made by Borrower payable to the order of LaSalle in the original principal amount of Fifteen Million Dollars ($15,000,000.00) (as amended, the "Notes");

          WHEREAS, Borrower, Agent and Banks wish to further amend the Agreement and the Notes to extend the term thereof, to change certain covenants contained in the Agreement and to make certain other revisions to the Agreement and the Notes as hereinafter set forth;

          NOW,   THEREFORE,   in  order  to  effect  such   amendments   and  in
     consideration of the premises herein set forth, Borrower, Agent and Banks agree as follows:

          1. The definition of "Banks" in Section 1.1 of the Agreement is hereby amended to provide as follows:

          "Banks" mean U.S. Bank National Association, formerly known as Firstar Bank, N. A., the successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association, and its successors and assigns, Old National Bank and its successors and assigns, Wachovia Bank, National Association, a national banking association, formerly known as First Union National Bank, and its successors and assigns, and LaSalle Bank National Association and its successors and assigns.

All references in the Agreement and any of the other Transaction Documents to "First Union" are henceforth amended and deemed to refer to such Bank by its new name "Wachovia."

          2. Paragraph (b) in the definition of "Interest Period" in Section 1.1 of the Agreement is hereby amended to provide as follows:

              (b) Any  Interest  Period which  includes  March 31, 2005 shall end on such date.

          3. The definition of "Notes" in Section 1.1 of the Agreement is hereby amended to provide as follows:

             "Notes" mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B, C and D attached to that certain Fourth Amendment to Amended and Restated Credit Agreement dated March 12, 2003, evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.

          4. The Note of Borrower payable to the order of U.S. Bank shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit A and incorporated herein by reference. The Note of Borrower payable to the order of Old National shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit B and incorporated herein by reference. The Note of Borrower payable to the order of First Union National Bank shall hereafter be amended and restated in the form of that Note payable to the order of Wachovia attached to this Amendment as Exhibit C and incorporated herein by reference. Borrower shall execute and deliver to LaSalle a new Note in the form of that Note attached to this Amendment as Exhibit D and incorporated herein by reference to evidence the Borrower's obligations to LaSalle under the Agreement and the other Transaction Documents.

          5. The definition of "Term" in Section 1.1 of the Agreement is hereby amended to provide as follows:

             "Term" means the period from the Effective Date up to and including March 31, 2005; except that (i) all, but not less than all, of the Banks may, in their sole discretion, extend such Term for additional one-year periods by notifying Borrower of each such extension at least 12 months prior to the expiration of the then current Term end of their intention to extend the Term by an additional year; and (ii) Agent may terminate Banks' obligations hereunder at any time prior to such stated maturity date or any extension thereof pursuant to Article 6 herein.

          6. Section 5.1(e)(i) of the Agreement is hereby deleted in its entirety and in its place shall be substituted the following:

              (i) Have a Net Worth of not less than $130,500,000.00 as of the end of each fiscal quarter during the Term hereof.

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

          7. The form of Notice of Borrowing (as defined in the Agreement) attached as Exhibit F to the Agreement, shall be amended and restated in the form of that certain Notice of Borrowing attached hereto as Exhibit F. All references in the Agreement to the "Notice of Borrowing" and other references of similar import shall hereafter be amended and deemed to refer to the Notice of Borrowing in the form of that attached hereto as Exhibit F.

          8. Borrower hereby represents and warrants to Agent and to Banks that:

          (a) The execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

          (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

          (c) As of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Agreement, ashereby amended, has occurred and is continuing.

          9. The Agreement, as hereby amended, and the Notes, as hereby amended, are and shall remain the binding obligations of Borrower, and except to the extent amended by this Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Agreement and the Notes shall be and remain in full force and effect and the same are hereby ratified and confirmed. This Amendment amends the Agreement and is not a novation thereof.

          10. All references in the Agreement to "this Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment. All references in the Notes or other documents to "the Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment.

          11. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

          12. This Amendment is made solely for the benefit of Borrower, Agent and Banks as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

          13. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AMENDMENT, THE

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

     NOTES AND THE AGREEMENT, WHICH CONSTITUTE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY. THIS AMENDMENT, THE NOTES AND THE AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

          14. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

          15. In the event of any inconsistency or conflict between this Amendment and the Agreement or the Notes, the terms, provisions and conditions of this Amendment shall govern and control.

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           IN WITNESS  WHEREOF the parties  hereto  have  executed  this Fourth
     Amendment to Amended and Restated Credit Agreement as of the day and year first above written on this 12th day of March, 2003.

                                SHOE CARNIVAL, INC.


                                By:     /s/ W. Kerry Jackson
                                       -----------------------------------------
                                       W. Kerry Jackson, Senior Vice President,
                                       Chief Financial Officer and Treasurer

Commitment:                     U.S. BANK NATIONAL ASSOCIATION
Facility A:
$21,500,000.00 (30.71429%)

                                By:     /s/ J. Eric Hartman
                                       -----------------------------------------
                                       J. Eric Hartman, Vice President

Commitment:                     OLD NATIONAL BANK
Facility A:
$12,000,000.00 (17.14285%)

                                By:     /s/ Justin Suer
                                       -----------------------------------------
                                Title:  Vice President
                                       -----------------------------------------

Commitment:                     WACHOVIA BANK, NATIONAL ASSOCIATION
Facility A:
$21,500,000.00 (30.71429%)

                                By:     /s/ Charles Kauffman
                                       -----------------------------------------
                                Title:  Senior Vice President
                                       -----------------------------------------

Commitment:                     LASALLE BANK NATIONAL ASSOCIATION
Facility A:
$15,000,000.00 (21.42857%)

                                By:     /s/ Mark Veach
                                       -----------------------------------------
                                Title:  First Vice President
                                       -----------------------------------------

                                U.S. BANK NATIONAL ASSOCIATION, as Agent


                                By:     /s/ J. Eric Hartman
                                       -----------------------------------------
                                       J. Eric Hartman, Vice President